UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  February 28, 2025

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2025 (the “Execution Date”), Alzamend Neuro, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase & Exchange Agreement (the “Agreement”) with a sophisticated investor (the “Purchaser”), pursuant to which the Company agreed to (i) exchange the Purchaser’s 97.7511 shares of the Company’s Series A Convertible Preferred Stock (the “Subject Shares”) for an equal number of the Company’s Series C Convertible Preferred Stock (the “Exchange Shares”), and (ii) sell to the Purchaser up to 500 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for a total purchase price of up to $5,000,000.00 less a five percent (5%) discount (the “Financing”) in several tranche closings (each, a “Tranche Closing,” and collectively, the “Tranche Closings”).

The consummation of the transactions contemplated by the Agreement, specifically the conversion of the Series C Preferred Stock and the exercise of the Warrants in an aggregate number in excess of 19.99% on the Execution Date, are subject to various customary closing conditions as well as regulatory and Stockholder Approval (as hereinafter defined). The Agreement provides that the Financing shall be conducted through eight separate Tranche Closings, provided, however, that the Purchaser has the ability, exercisable in its sole discretion, to purchase any number of Preferred Shares prior to the dates of the Tranche Closings provided for in the Agreement.

Pursuant to the Agreement, the initial Tranche Closing will consist of the issuance of the Exchange Shares in exchange for the Subject Shares (the “Exchange”). In addition, in connection with the Exchange, the Purchaser will receive from the Company Warrants to purchase 1,000,000 shares of Common Stock (the “Warrant Shares”) and the Purchaser will cancel all warrants previously issued to the Purchaser, which are exercisable for an aggregate of 640,000 shares of Common Stock.

Pursuant to the SPEA, the Purchaser shall purchase up to 500 shares of Series C Preferred Stock as follows:

•       75 shares of Series C Preferred Stock, for $725,000, on the earlier of (i) April 29, 2025 or (ii) the fifteenth calendar day after a resale registration statement (the “Registration Statement”) has been declared effective (the “Second Tranche Closing”);

•         75 shares of Series C Preferred Stock, for $725,000, on each of the five monthly anniversaries of the Second Tranche Closing; and

•         50 shares of Series C Preferred Stock, for $475,000, on the sixth monthly anniversary of the Second Tranche Closing.

In the event that the average closing price of the Common Stock during the prior three trading days preceding a Tranche Closing date shall not be equal to or greater than the Floor Price (as defined below), then the applicable closing shall be delayed until such time as the price meets the required threshold.

The Agreement contains customary termination provisions for the Purchaser under certain circumstances, the Agreement will automatically terminate if the Exchange does not close on or before March 14, 2025 and the Agreement may be terminated by either the Company or the Purchaser in the Registration Statement has not been declared effective by the Securities and Exchange Commission by April 15, 2025.

The Agreement provides that the Purchaser shall, for as long as any shares of Series C Preferred Stock remain outstanding, have the right to request, in the event the Company issues other securities to a different investor (the “Other Investor”) that have more favorable terms than are contained in the Agreement, the Certificate of Designation of the Rights and Preferences of the Series C Preferred Stock (the “Certificate”) and the Warrant, that it be granted the same preferential rights with which the Company provided another investor.

Further, provided that the Purchaser has funded the Company in an amount of no less than $712,500 by April 15, 2025, then for the period commencing on the Execution Date and continuing for Two (2) years thereafter (the “Obligation Period”), the Purchaser will, provided that it holds no fewer than Twenty-five (25) shares of Series C Preferred Stock, have a right of first refusal to with respect to any investment proposed to be made by an Other Investor for each and every future public or private equity offering, including a debt instrument convertible into equity of the Company during the Obligation Period (an “Offering”).

Moreover, provided that the Purchaser has funded the Company in an amount of no less than $712,500 by April 15, 2025, during the Obligation Period and provided that at any such time the Purchaser shall hold no fewer than Twenty-five (25) shares of Series C Preferred Stock and has not elected to exercise its rights described immediately above, the Purchaser shall have a right to participate in any subsequent financing (a “Subsequent Financing”) allowing the Purchaser to purchase such number of securities in the Subsequent Financing to allow the Purchaser to maintain its percentage beneficial ownership of the Company the Purchaser held immediately prior to the Subsequent Financing.

The material terms of the Series C Preferred Stock and the Warrants are summarized below.

Description of the Series C Preferred Stock

Conversion Rights

Each share of Series C Preferred Stock has a stated value of $10,000.00 and is convertible into such number of shares of Common Stock equal to (x) the stated value of the Series C Preferred Stock being converted plus all accrued but unpaid dividends, divided by (y) the greater of (i) $0.10 per share (the “Floor Price”), and (ii) the lesser of (A) $15.00 and (B) 80% of the lowest closing price of the Common Stock during the Three (3) trading days immediately prior to the date of conversion (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, but not below the Floor Price.

Voting Rights

The holders of the Series C Preferred Stock are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Corporation Law and the Nasdaq Stock Market, LLC (the “Exchange”), provided however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series C Preferred Stock is entitled to cast, shall not be lower than $0.8375 (the “Voting Floor Price”), which represents the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

Dividend Rights

The holders of Series C Preferred Stock are entitled to cumulative cash dividends at an annual rate of 15%, or $1,500.00 per share (the “Dividend Amount”), based on the stated value per share. Notwithstanding the foregoing, for as long as any share(s) of Series C Preferred Stock shall remain outstanding, the Dividend Amount shall be paid in either shares of Series C Preferred Stock or cash, in the Purchaser’s sole discretion, in each case equal to the Dividend Amount. Dividends shall accrue from the date of closing of the Agreement (the “Closing Date”) and are payable quarterly in arrears.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series C Preferred Stock have a preferential right to receive an amount equal to the stated value per share of Series C Preferred Stock before any distribution to other classes of capital stock. If the assets are insufficient, the distribution will be prorated among the holders of Series C Preferred Stock. The Series C Preferred Stock rank senior over other classes of preferred stock, including the Series B Preferred Stock.

Description of the Warrants

At the initial Tranche Closing, the Company will issue the Purchaser the Warrants, which will grant the Purchaser the right to purchase the Warrant Shares. The exercise price of the Warrants is $0.92125 (the “Exercise Price”). The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events. The Warrants will be immediately exercisable upon issuance, have a five-year term and expire on the fifth anniversary of the Execution Date.

Exchange Cap Limitation and Stockholder Approval

The Company may not issue Conversion Shares and/or Warrant Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the Exchange unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreement and as required by the Exchange, the Company agreed to file a proxy statement to obtain the Stockholder Approval.

The foregoing descriptions of the Agreement, the Certificate and the Warrants and the transaction contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1 hereto and the forms of the Certificate, the Warrants and the Registration rights Agreement, copies which are filed as Exhibits 3.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference. The Exchange Shares, the Series C Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares described in this Current Report on Form 8-K were offered and will sold or issued to the Purchaser in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series C Preferred Stock.

4.1	Warrant.

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: February 28, 2025	/s/ Henry Nisser
Henry Nisser
Executive Vice President and General Counsel